Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use of our reports, as set forth below, with respect to the following statements of revenue and certain expenses included in the Registration Statement on Form S-8 of National Storage Affiliates Trust.

(i) our report dated November 5, 2014 with respect to the Northwest 2013 Properties for the period from January 1, 2013 through the respective acquisition dates during the year ended December 31, 2013, and for the years ended December 31, 2012 and 2011, and the related notes to the financial statements; (ii) our report dated November 5, 2014 with respect to the Optivest 2013 Properties for the period from January 1, 2013 through the respective acquisition dates during the year ended December 31, 2013, and for the years ended December 31, 2012 and 2011, and the related notes to the financial statements; (iii) our report dated March 23, 2015 with respect to the Northwest 2014 Properties for the years ended December 31, 2013 and 2012, and the related notes to the financial statements; (iv) our report dated December 5, 2014 with respect to the Optivest 2014 Properties for the year ended December 31, 2013, and for the period commencing on the later of January 1, 2012 or Optivest’s respective acquisition date through December 31, 2012, and the related notes to the financial statements; (v) our report dated March 23, 2015 with respect to the Guardian 2014 Properties for the years ended December 31, 2013 and 2012, and the related notes to the financial statements; (vi) our report dated March 23, 2015 with respect to the Guardian 2015 Properties for the years ended December 31, 2014, 2013 and 2012; (vii) our report dated March 23, 2015 with respect to the Storage Solutions Properties for the years ended December 31, 2014 and 2013, and the related notes to the financial statements; (viii) our report dated March 23, 2015 with respect to the All Stor Properties for the period from the later of January 1, 2014 or All Stor’s respective acquisition date through December 31, 2014, and for the period from the later of March 14, 2013 or All Stor’s respective acquisition date through December 31, 2013, and the related notes to the financial statements; (ix) our report dated November 21, 2014 with respect to the Move It Properties for the year ended December 31, 2013, and the related notes to the financial statements; (x) our report dated March 23, 2015 with respect to the Shreveport Properties for the years ended December 31, 2014 and 2013, and the related notes to the financial statements; (xi) our report dated November 21, 2014 with respect to the North 10 Property for the year ended December 31, 2013, and the related notes to the financial statements; (xii) our report dated March 23, 2015 with respect to the LBJ Property for the years ended December 31, 2014 and 2013, and the related notes to the financial statements; (xiii) our report dated March 23, 2015 with respect to the Raleigh Road Property for the year ended December 31, 2013, and the related notes to the financial statements; and (xiv) our report dated December 22, 2014 with respect to the Columbia Property for the year ended December 31, 2013, and the related notes to the financial statements.

/s/ EKS&H LLLP

Denver, Colorado
December 17th, 2015